SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Calavo Growers, Inc.

(Name of Registrant as Specified in Its Charter)

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Since 1924
The First Name in Avocados

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 14, 2003

To our Shareholders:

The 2003 annual meeting of shareholders of Calavo Growers, Inc. will be held at our corporate headquarters located at 2530 Red Hill Avenue, Santa Ana, California, on Monday April 14, 2003, beginning at 1:00 p.m. local time. At the meeting, the holders of our outstanding common stock will act on the following matters:

          (1) Election of ten directors, each for a term of one year;

          (2) Ratification of the appointment of our independent accountants for 2003;

          (3) Any other matters that properly come before the meeting.

All holders of record of shares of Calavo common stock at the close of business on February 24, 2003 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to shareholders and their guests. To accommodate the largest number of shareholders at the meeting we request that you indicate your intent to attend by calling our offices at (949) 833-4203 by April 7, 2003. Admission to the meeting will be on a first-come, first-serve basis.

By order of the Board of Directors,

Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President
February 26, 2003 Santa Ana, California

ABOUT THE MEETING
What is the purpose of the annual meeting?
Who is entitled to vote at the meeting?
What are the voting rights of the holders of our common stock?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
Can I change my vote after I return my proxy card?
What are the Board’s recommendations?
What vote is required to approve each item?
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Who are the largest owners of our common stock?
How much common stock do our directors and executive officers own?
Section 16(a) Beneficial Ownership Reporting Compliance
ITEM 1 - ELECTION OF DIRECTORS
Directors’ Compensation
How often did the Board meet during 2002?
What committees has the Board established?
Certain Relationships and Related Transactions
Report of Audit and Finance Committee
Audit and Non-Audit Fees
Executive Compensation
Report of the Compensation Committee
Compensation Committee Interlocks and Insider Participation
Executive Summary Compensation Table
Equity Compensation Plan Information
2001 Stock Option Plan for Directors
2001 Stock Purchase Plan for Officers and Employees
Comparison of Cumulative Total Returns
ITEM 2- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
ADDITIONAL INFORMATION
ANNEX A

ABOUT THE MEETING	3
WHAT IS THE PURPOSE OF THE ANNUAL MEETING?	3
WHO IS ENTITLED TO VOTE AT THE MEETING?	3
WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?	3
WHO CAN ATTEND THE MEETING?	3
WHAT CONSTITUTES A QUORUM?	4
HOW DO I VOTE?	4
CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?	4
WHAT ARE THE BOARD’S RECOMMENDATIONS?	4
WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
WHO ARE THE LARGEST OWNERS OF OUR COMMON STOCK?	5
HOW MUCH COMMON STOCK DO OUR DIRECTORS AND EXECUTIVE OFFICERS OWN?	5
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	6
ITEM 1 - ELECTION OF DIRECTORS	7
DIRECTORS’ COMPENSATION	8
How often did the Board meet during 2002?	9
What committees has the Board established?	9
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	9
REPORT OF AUDIT AND FINANCE COMMITTEE	11
AUDIT AND NON-AUDIT FEES	12
EXECUTIVE COMPENSATION	13
Report of the Compensation Committee	13
Compensation Committee Interlocks and Insider Participation	15
Executive Summary Compensation Table	15
Equity Compensation Plan Information	16
2001 Stock Option Plan for Directors	16
2001 Stock Purchase Plan for Officers and Employees	17
COMPARISON OF CUMULATIVE TOTAL RETURNS	18
ITEM 2- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	19
OTHER MATTERS	19
ADDITIONAL INFORMATION	19
ANNEX A	20

Since 1924
The First Name in Avocados

2530 Red Hill Avenue
Santa Ana, California 92705

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Calavo Growers, Inc. to be held on Monday, April 14, 2003, beginning at 1:00 p.m. local time, at our corporate headquarters located at 2530 Red Hill Avenue, Santa Ana, California, and at any postponements or adjournments thereof. This proxy statement and the accompanying proxy are being mailed to shareholders on or about March 7, 2003 in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and ratification of our independent accountants. In addition, management will report on our performance during fiscal 2002 and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on February 24, 2003, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of the holders of our common stock?

For all matters, other than the vote for director candidates, each outstanding share of our common stock will be entitled to one vote on each matter. Each holder of our common stock, when voting for director candidates, will be entitled to cast votes equal to the number of votes his or her shares are normally entitled to, multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single director candidate, or may distribute them among some or all of the director candidates as he or she sees fit. Unless marked otherwise, proxies will give the proxy holders discretionary authority to cumulate votes if they so choose in order to elect all or as many of such nominees as possible.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Please note that space limitations make it necessary to limit attendance to shareholders and their guests. To accommodate the largest number of shareholders at the meeting we request that you indicate your intent to attend by calling our offices at (949) 833-4203 by April 7, 2003. Admission to the meeting will be on a first-come, first-serve basis.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of the common stock that are outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 12,929,909 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 6,464,955 votes will be required to establish a quorum.

Proxies received but marked as abstentions will be included in the calculation of the number of votes considered to be present at the meeting, but they will be treated as unvoted with respect to the matter or matters on which the abstentions are indicated.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot at the meeting.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	for election of the nominated slate of directors (see Item 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2003 (see Item 2); and

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The ten director candidates receiving the highest number of affirmative votes shall be elected.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on the item will be required for approval, provided that the shares voting affirmatively must also constitute a majority of the required quorum for the meeting. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of our common stock?

Based on a review of filings with the Securities and Exchange Commission, we are unaware of any holders of more than 5% of the outstanding shares of our common stock as of February 1, 2003, except for Mr. Lecil E. Cole, our Chairman of the Board of Directors, President, and Chief Executive Officer. Mr. Cole beneficially owns 1,473,326 shares of our common stock or approximately 11.3% of the shares of our outstanding common stock.

How much common stock do our directors and executive officers own?

The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, director nominees, executive officers identified in the Summary Compensation Table, any persons who own more than 5% of our common stock and all of our executive officers and directors as a group. Except as otherwise indicated, all information is as of February 1, 2003.

	Shares of Common	Percent of Common
	Stock Beneficially	Stock Beneficially
	Owned as of	Owned as of
Name of Beneficial Owner (1)	February 1, 2003	February 1, 2003

Lecil E. Cole	1,473,326	11.3%
Michael D. Hause	—	*
Fred J. Ferrazzano(2)	260,751	2.0
Roy V. Keenan(3)	573,122	4.4
Alva V. Snider(4)	122,328	*
Scott Van Der Kar(5)	161,306	1.2
J. Link Leavens(6)	453,738	3.5
Dorcas H. McFarlane	140,555	1.1
John M. Hunt(7)	261,854	2.0
Donald M. Sanders	28,821	*
Avi Crane	22,494	*
Wolfgang P. Hombrecher	16,871	*
Gerard J. Watts	15,000	*
Robert J. Wedin	12,500	*
Alan C. Ahmer	5,422	*
All directors and executive officers as a group (15 persons)	3,548,088	27.2

*	Less than 1.0%.

(1)	Each person’s address is the address of the Company, which is 2530 Red Hill Avenue, Santa Ana, CA 92705.

(2)	Information presented for Mr. Ferrazzano includes 156,451 shares held in a family trust and with respect to which Mr. Ferrazzano has voting and investment power as trustee and 104,300 shares held in an individual retirement account.

(3)	Information presented for Mr. Keenan includes 59,046 shares of common stock held in a trust with respect to which Mr. Keenan’s wife is a trustee and has voting and investment power; 227,431 shares of common stock held in a profit sharing plan with respect to which Mr. Keenan is a trustee and has voting and investment power; and 243,528 shares held in a family trust with respect to which Mr. Keenan is a trustee and has voting and investment power as trustee.

(4)	Information presented for Mr. Snider includes 122,328 shares held in a family trust and with respect to which Mr. Snider has voting and investment power as trustee.

(5)	Information presented for Mr. Van Der Kar includes 161,306 shares held in multiple family trusts and with respect to which Mr. Van Der Kar shares voting and investment power as a trustee.

(6)	Information presented for Mr. Leavens includes 299,426 shares that are owned of record by partnerships of which Mr. Leavens is a partner. Mr. Leavens shares voting and investment power with respect to the shares.

(7)	Information presented for Mr. Hunt includes 156,854 shares that are owned by his employer, Embarcadero Ranch and Calicles Corporation. Mr. Hunt shares voting and investment power with respect to the shares. The information also includes 105,000 shares that may be acquired upon the exercise of outstanding stock options within 60 days after February 1, 2003 by Mr. Hunt.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal 2002 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

ITEM 1 - ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2002 annual meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and until their successors are duly elected and qualified. Each of the nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

The directors standing for election are:

Lecil E. Cole	Director since 1982

Mr. Cole, age 62, has served as our Chairman of the Board of Directors, Chief Executive Officer and President since February 1999. He served as an executive of Safeway Stores from 1964 to 1976 and as the Chairman of Central Coast Federal Land Bank from 1986 to 1996. Mr. Cole has served as the Chairman and President of Hawaiian Sweet Inc. and Tropical Hawaiian Products, Inc. since 1996. Mr. Cole farms a total of 4,430 acres in California and Hawaii on which avocados, papayas and cattle are produced and raised.

Michael D. Hause	New Board Nominee

Mr. Hause, age 49, has served as President and Chief Executive Officer of Santa Clara Valley Bank N.A since October 2001. Prior to October 2001, Mr. Hause served as Senior Vice President of Farm Credit – West (previously Central Coast Farm) in the capacity of Director of Internal Audit for a period of 8 years. Mr. Hause is a Certified Internal Auditor and a member of the Institute of Internal Auditors.

Donald M. Sanders	Director since 2002

Mr. Sanders, age 55, has served as President and Owner of S&S Grove Management Services, Inc. since 1991. In addition, Mr. Sanders has ownership interests in S&S Ranch and Rancho Santo Tomas which include an aggregate of 134 acres of avocado orchards.

Fred J. Ferrazzano	Director since 1985

Mr. Ferrazzano, age 69, has served as the President and Chief Executive Officer of Ferrazzano Farms, Inc. since 1973 and the President and Chief Executive Officer of Westbridge Estates, Inc., a residential homes developer, since 1989. He has served in excess of five years as Chairman, President, and Chief Executive Officer of the Conservative Order of Good Guys, a political action committee. Mr. Ferrazzano is a retired Commander in the United States Navy.

Roy V. Keenan	Director since 1993

Mr. Keenan, age 67, has owned and operated an avocado, citrus and commercial flower grove totaling between 50 to 120 acres since 1981. He is a retired Vice President of a building contractor firm.

Alva V. Snider	Director since 1987

Mr. Snider, age 86, has owned and managed a seven-acre avocado and specialty crop grove since 1968 and is a director of the California Avocado Commission. He is a retired manager of Shell Chemical Corp.

Scott Van Der Kar	Director since 1994

Mr. Van Der Kar, age 48, has served as a manager of Van Der Kar Family Farms (Pinehill Ranch) since 1978. He is a member of the boards of the California Cherimoya Association, the Santa Barbara County Farm Bureau and the Santa Barbara County Workforce Investment Board.

J. Link Leavens	Director since 1987

Mr. Leavens, age 51, is general manager of Leavens Ranches, a family partnership that farms 1,000 acres of lemons and avocados. He has served as the President of the Ventura County Resource Conservation District since 1990 and as a member of the Ventura County Agricultural Land Trust since 1992. Mr. Leavens is a former President of the Ventura County Farm Bureau.

Dorcas H. McFarlane	Director since 1986

Ms. McFarlane, age 71, owns and operates the J.K. Thille Ranches, a 280-acre farm on which avocados, lemons and vegetables have been grown since 1972. She is a member of the boards of the Saticoy Lemon Association, the Agricultural Issues Center and the Agricultural Council of California.

John M. Hunt	Director since 1993

Mr. Hunt, age 46, has served as the General Manager of Embarcadero Ranch since 1982 where he manages a 400-acre avocado and citrus ranch.

Directors’ Compensation

Base Compensation. Each director receives a fee of $1,000 per Board meeting and $500 per Committee meeting attended plus a mileage reimbursement of $0.325 per mile.

Options. In November 2001, our directors were granted options to purchase 1,240,000 shares of our common stock at an exercise price of $5.00 per share pursuant to our 2001 Stock Option Plan for Directors. The exercise price exceeded the fair market value of our stock, which was approximately $3.95 per share on the date that the options were granted. Each option had a five-year term and became exercisable in full on the grant date.

The number of shares covered by each option grant was as follows:

Number of
shares covered
Director	by each option

Lecil E. Cole	230,000
Edward P. Smith	100,000
George H. Barnes	100,000
Fred J. Ferrazzano	115,000
Roy V. Keenan	155,000
Alva V. Snider	100,000
Scott Van Der Kar	105,000
J. Link Leavens	130,000
Dorcas H. Thille	100,000
John M. Hunt	105,000

In January 2002, nine of our ten directors elected to exercise their options, either in part or in full. The directors acquired a total of 1,005,000 shares through the exercise of their options. The shares that they acquired upon exercise of the options are included in the stock ownership table set forth above.

No new options have been granted since November 2001. Information pertaining to promissory notes entered into by some of our directors in connection with the stock option exercises is presented below under “Certain Relationships and Related Transactions.”

How often did the Board meet during 2002?

The Board of Directors met twelve times during fiscal 2002. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

What committees has the Board established?

The Board of Directors has standing Executive, Compensation, Audit and Finance, Grower Relations, and Processed Committees.

BOARD COMMITTEE MEMBERSHIP

			Audit and	Grower
	Executive	Compensation	Finance	Relations	Processed
Director	Committee	Committee	Committee	Committee	Committee

Lecil E. Cole	**	*
Donald M. Sanders		*		*
Fred J. Ferrazzano		*	**		*
Roy V. Keenan	*	**	**		*
Alva V. Snider	*	*	*	*
Scott Van Der Kar		*		*	*
J. Link Leavens	*	*	*		**
Dorcas H. McFarlane		*		**
John M. Hunt		*	*		*

*	Member.
**	Chair.

Executive Committee. The Executive Committee exercises the authority of the Board of Directors when the Board is not in session, as permitted by law and by policy. In fiscal 2002, the Executive Committee held no meetings.

Compensation Committee. The Compensation Committee is charged with reviewing our general compensation strategy; establishing salaries and reviewing benefit programs, including pensions; and reviewing, approving, recommending and administering incentive compensation. In fiscal 2002, the Compensation Committee held two meetings.

Audit and Finance Committee. The Audit and Finance Committee reviews our financial structure, policies and procedures and internal controls. The Committee’s responsibilities also include oversight activities that are described below under the heading Report of the Audit and Finance Committee. In fiscal 2002, the Audit and Finance Committee held six meetings. Our Board of Directors believes that the members of the Audit and Finance Committee are independent as defined in Rule 4200 (a)(14) of the National Association of Securities Dealers’ listing standards.

Grower Relations Committee. The Grower Relations Committee reviews grower issues and met twelve times during the fiscal year.

Processed Committee. The Processed Committee reviews the results and planning for our processed products business segment. In fiscal 2001, the Processed Committee held no meetings.

The Board of Directors has not appointed a Nominating Committee. However, the Board will consider director nominations recommended by shareholders.

Certain Relationships and Related Transactions

Sales of papaya, on behalf of an entity owned by the Chairman of the Board of Directors, amounted to $2,658,000 for the year ended October 31, 2002, resulting in gross profits of $272,000. Included in our trade accounts payable and accrued liabilities are $119,000 at October 31, 2002, due to the above entity.

Each of our directors markets avocados through us pursuant to a marketing agreement that is identical to the marketing agreements that we have entered into with other growers. During the fiscal year ended October 31, 2002, we paid the following amounts to each of our directors, including to any entity owned or controlled by the director, with respect to avocados marketed through us:

Amounts paid to
director or controlled
entity pursuant to
Director	marketing agreements

Lecil E. Cole	$3,756,906
Donald M. Sanders	180,731
Fred J. Ferrazzano	208
Roy V. Keenan	508,092
Alva V. Snider	1,670
Scott Van Der Kar	939,251
J. Link Leavens	2,922,042
Dorcas H. McFarlane	298,796
John M. Hunt	1,652,214

In January 2002, nine members of our Board of Directors executed full recourse promissory notes in connection with the exercise of stock options granted to them pursuant to our 2001 Stock Option Plan for Directors. As of January 31, 2003, these directors were indebted to us as follows:

Promissory notes
executed by directors in
connection
Director	with stock option exercise

Lecil E. Cole	$1,150,000
Fred J. Ferrazzano	575,000
Roy V. Keenan	525,000
Alva V. Snider	494,420
Scott Van Der Kar	420,000
J. Link Leavens	585,000

Two of our directors have repaid their promissory notes in full and one former director still owes us money pursuant to the terms of the promissory note.

In March 2002, six of our executive officers executed full recourse promissory notes in connection with the purchase of shares of common stock pursuant to our 2001 Employee Stock Purchase Plan. As of January 31, 2003, five of our executive officers were indebted to us as follows:

Promissory notes
executed by officers in
connection
Director	with stock purchases

Lecil E. Cole	$700,000
Wolfgang P. Hombrecher	80,000
Gerard J. Watts	105,000
Rob Wedin	87,500
Al Ahmer	2,678

Report of Audit and Finance Committee

The following Report of the Audit and Finance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

During fiscal 2002, the Audit and Finance Committee of the Board of Directors consisted of five non-employee directors who we believe meet the independence requirements established by the Nasdaq National Market System listing standards. The Committee operates under a written charter, approved and adopted by the Board of Directors which recognizes three broad categories of Committee responsibilities:

•	monitoring preparation of quarterly and annual financial reports by our management;

•	supervising the relationship between management and our outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and non-audit services and related fees, and determining whether the outside auditors are independent; and

•	overseeing management’s implementation of effective systems of internal controls, including review of our policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The Committee met six times during fiscal 2002 to carry out its responsibilities. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks.

As part of its oversight of our financial statements, the Committee reviewed and discussed with both management and our outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee also discussed with Deloitte & Touche LLP matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of our internal control structure. As part of this process, the Committee continued to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2002, for filing with the Securities and Exchange Commission.

2002 Audit and Finance Committee

J. Link Leavens, Chairman
Fred J. Ferrazzano, Chairman
Roy V. Keenan
Alva V. Snider
John M. Hunt

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the audit of our annual financial statements for 2002, and fees billed for other services rendered for fiscal 2002:

Audit fees and quarterly reviews	$246,743

Financial information systems design and implementation (a)	$—

All other fees:
Other audit-related fees (b)	$48,700
Other non-audit related fees (c)	125,338

$174,038

(a)	Consulting services for financial information systems.

(b)	Includes fees for review of our registration statements and preparation of independent auditors’ consents, as well as fees for the audits of our employee benefit plans.

(c)	Includes tax compliance services, tax return preparation and other services provided to our Mexican subsidiaries.

All non-audit services were reviewed, and approved by, the Audit and Finance Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Executive Compensation

Report of the Compensation Committee

The following Report of the Compensation Committee and the stock performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report or the performance graph by reference therein.

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 2002.

What is our philosophy of executive officer compensation?

Our compensation program for executives consists of three key elements:

•	a base salary,

•	a performance-based annual bonus, and

•	a stock purchase plan whereby officers and employees can purchase our common stock.

Under this approach, compensation for these officers involves a high proportion of pay that is “at risk” - namely, the annual bonus. The variable annual bonus is also based, in significant part, on our performance. The stock purchase plan provides officers and employees the opportunity to purchase our stock, at fair value, and finance all or a portion of the purchase consideration using loans. We believe that this three-part approach best serves our interests and those of our shareholders. Furthermore, we believe that this approach enables us to meet the requirements of the highly competitive environment in which we operate while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of our shareholders.

Base Salary. Base salaries for our executive officers, other than the Chief Executive Officer, including any annual or other adjustments are based upon recommendations by the Chief Executive Officer taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position and the contribution and experience of the officer and the length of the officer’s service. All recommendations in excess of specified levels are subject to approval or disapproval by the Compensation Committee. Mr. Cole’s salary is independently reviewed by the Committee in executive session.

Annual Bonus. Awards of annual bonuses to executive officers and employees are determined based on specific annual overall “performance targets” applicable to each executive officer and employee for performance periods of one or more years. Currently, the performance targets may be based on one or more of the following business criteria:

•	net income

•	net contribution by business segment

•	specific performance objectives

•	any combination of the above.

We establish annual performance targets for our executives and employees early within the fiscal year to ensure that actual performance relative to the target remains substantially uncertain.

Furthermore, the Committee authorizes the actual amount of each bonus and whether payment or vesting of all or a portion of a bonus will be made. The Committee may also exercise “negative discretion,” and reduce bonuses otherwise payable under the objective formula as a result of other subjective factors.

For fiscal 2002, the Committee approved an overall performance target based upon the achievement of a specified level of net income and/or additional financial targets based on net contribution by business segment. After the end of the fiscal year, the Committee determined that some of the 2002 targets had not been achieved and exercised its judgment in authorizing the payment of final bonuses to executives and employees.

Employee Stock Purchase Plan. During fiscal 2002 we awarded selected officers and employees an opportunity to purchase approximately 473,000 shares of our common stock at fair value. As of October 31, 2002, 84 participating employees elected to purchase approximately 279,000 shares. The right to purchase the remaining 194,000 shares expired on April 26, 2002.

How is our Chief Executive Officer compensated?

As Chief Executive Officer, Mr. Cole’s compensation is reviewed independently by the Committee in executive session. The Committee establishes Mr. Cole’s compensation by taking into account such factors as competitive industry salaries, an assessment of his contributions made during the preceding year, and his industry expertise. For fiscal 2002, Mr. Cole’s compensation included a $150,000 bonus as financial and other targets were significantly exceeded.

How are we addressing Internal Revenue Code limits on deductibility of compensation?

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year.

None of our executive officers or employees have received compensation that exceed the $1,000,000 limitation provided by Section 162(m).

2002 Compensation Committee

Roy V. Keenan, Chairman	Alva V. Snider
Edward P. Smith	Scott Van Der Kar
George H. Barnes	J. Link Leavens
Fred J. Ferrazzano	Dorcas H. McFarlane
Lecil E. Cole	John M. Hunt

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are our ten directors. None of the members of the Board’s Compensation Committee is or has been an officer or employee of the Company, except for Mr. Cole who serves as Chairman of the Board of Directors, President, and Chief Executive Officer. Mr. Cole’s compensation is reviewed independently by the Committee in executive session.

Information about transactions between the Company and its directors is set forth under “Certain Relationships and Related Transactions.”

Executive Summary Compensation Table

The following table sets forth information concerning total compensation earned or paid to our Chief Executive Officer and our four other most highly compensated executive officers who served in such capacities as of October 31, 2002 for services rendered to us during the past three fiscal years.

SUMMARY COMPENSATION TABLE

	Annual Compensation(1)
				All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)

Lecil E. Cole	2002	$247,000	$150,000	$38,824
Chairman, Chief Executive	2001	240,000	—	19,600
Officer and President	2000	240,000	100,000	17,900
Wolfgang P. Hombrecher	2002	144,072	60,000	5,951
Vice President, Finance and	2001	—	—	—
Corporate Secretary	2000	—	—	—
Gerard J. Watts	2002	145,932	173,099	9,942
Vice President, North	2001	140,322	8,703	8,419
America Operations	2000	136,236	36,969	6,986
Robert J. Wedin	2002	146,715	60,000	10,175
Vice President, Fresh Sales &	2001	141,069	8,703	8,464
Marketing	2000	136,956	20,000	8,139
Avi Crane	2002	139,275	10,000	9,737
Vice President, Calavo	2001	133,914	6,962	8,838
International	2000	128,757	12,822	7,870

(1)	In accordance with SEC regulations, this table does not include perquisites and other personal benefits valued at the lesser of $50,000 or 10% of the total salary and bonus reported for the named executive officer. Amounts reported under Annual Compensation include amounts deferred by the named executive officers under our 401(k) plan.

(2)	Amounts reported under all other compensation include 401(k) matching contributions, term life and long term disability premiums paid for the benefit of the executive. For 2002, includes for Mr. Cole: $23,000 in director fees, $13,504 contributed to our 401(k) plan, $1,158 of term life insurance premiums paid, and $1,162 of long-term disability insurance premiums paid; for Mr. Hombrecher: $5,144 contributed to our 401(k) plan, $404 of term life insurance premiums paid, and $403 of long-term disability insurance premiums paid; for Mr. Watts: $8,633 contributed to our 401(k) plan, $654 of term life insurance premiums paid, and $655 of long-term disability insurance premiums paid; for Mr. Wedin: $8,803 contributed to our 401(k) plan, $686 of term life insurance premiums paid, and $686 of long-term disability insurance premiums paid; and for Mr. Crane: $8,357 contributed to our 401(k) plan, $690 of term life insurance premiums paid, and $690 of long-term disability insurance premiums paid.

Equity Compensation Plan Information

The following table sets forth information regarding our compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance as of October 31, 2002:

	(a)	(b)	(c)

			Number of Securities Remaining
			Available for Future Issuance
	Number of Securities to be Issued	Weighted-average Exercise Price	Under Equity Compensation Plans
	Upon Exercise of Outstanding Options,	of Outstanding Options, Warrants	(Excluding Securities Reflected in
Plan Category	Warrants and Rights	and Rights	Column (a))

Equity compensation plans approved by shareholders (1)	—	$—	1,964,750
Equity compensation plans not approved by shareholders (2)	105,000	$5.00	1,820,610

Total	105,000	5.00	3,785,360

(1)	Issued pursuant to our 2001 Stock Purchase Plan for Officers and Employees.

(2)	Issued pursuant to our 2001 Stock Option Plan for Directors.

2001 Stock Option Plan for Directors

     Our 2001 Stock Option Plan for Directors provides for the grant to our directors of stock options that are not intended to qualify as incentive options under Section 422 of the Internal Revenue Code. Up to 3,150,000 shares of our common stock may be issued under the plan. That amount is subject to the plan’s anti-dilution adjustment provisions in the event of a stock split, reverse stock split, stock dividend, recapitalization, or similar transaction. As of January 31, 2003, we had issued 1,185,250 shares under the plan upon the exercise of options, and options to purchase 105,000 shares of common stock at an exercise price of $5.00 per share were outstanding.

     The plan is administered by our Board of Directors, although the board has discretion to appoint a committee to administer the plan. The plan’s administrator is responsible for selecting the directors who will receive options. Subject to the requirements imposed by the plan, the administrator is also responsible for determining the terms and conditions of each option award, including the number of shares subject to the option and the exercise price, expiration date, and vesting period of the option.

     Unless otherwise determined by the plan’s administrator, options granted under the plan are not transferable except by will or the laws of descent and distribution. Except as otherwise provided in a director’s option agreement, an option ceases to be exercisable one year after the termination of the director’s service with us.

     The purchase price of common stock acquired under the plan is payable by cash or check. In addition, the plan’s administrator has discretion to accept as payment for the stock (1) a secured or unsecured promissory note, (2) shares of our common stock already owned by the director, (3) surrender of shares of our common stock then issuable upon exercise of the option, and (4) a “cashless” option exercise in accordance with applicable regulations of the Securities and Exchange Commission and the Federal Reserve Board.

     Except as otherwise determined by the plan’s administrator, in the event of a “corporate transaction,” all previously unexercised options will terminate immediately prior to the consummation of the corporate transaction. The plan’s administrator, in its discretion, may permit exercise of any options prior to their termination, even if the options would not otherwise have been exercisable, or provide that outstanding options will be assumed or an equivalent option substituted by a successor corporation. In general, a “corporate transaction” means (1) our liquidation or dissolution, (2) our merger or consolidation with or into another corporation as a result of which we are not the surviving corporation, (3) a sale of all or substantially all of our assets, or (4) a purchase or other acquisition of beneficial ownership of more than 50% of our outstanding capital stock by one person or more than one person acting in concert.

     The Board of Directors may at any time amend, suspend, or terminate the plan. With specified exceptions, no amendment, suspension, or termination of the plan may adversely affect outstanding options. No amendment, suspension, or termination of the plan requires shareholder approval unless such approval is required under applicable law or under the rules of the Nasdaq market system. Unless terminated earlier by the Board of Directors, the plan will terminate automatically in November 2011.

2001 Stock Purchase Plan for Officers and Employees

     Our 2001 Stock Purchase Plan for Officers and Employees provides for the grant to our officers and employees of awards that entitle them to purchase shares of our common stock. Up to 2,100,000 shares of our common stock may be issued under the plan. That amount is subject to the plan’s anti-dilution adjustment provisions in the event of a stock split, reverse stock split, stock dividend, recapitalization, or similar transaction. As of January 31, 2003, we had issued approximately 279,390 shares under the plan upon the exercise of awards at a price of $7.00 per share. There were no outstanding but unexercised awards as of that date.

     The plan is administered by our Board of Directors, although the board has discretion to appoint a committee to administer the plan. The plan’s administrator is responsible for selecting the officers and employees who will receive awards. Subject to the requirements imposed by the plan, the administrator is also responsible for determining the terms and conditions of each award, including the number of shares subject to the award and the purchase price of the shares that are subject to the award. However, the purchase price may not be less than the fair market value of the common stock on the date of the award.

     Awards granted under the plan are not transferable except by will or the laws of descent and distribution. Except as otherwise determined by the plan’s administrator, an unexercised award will terminate upon the termination of an officer’s or employee’s employment. With respect to each award under the plan, the plan’s administrator will determine whether the purchase price is payable by (1) cash or check and/or (2) the officer’s or employee’s secured or unsecured promissory note.

     Except as otherwise determined by the plan’s administrator, in the event of a “corporate transaction,” all unexercised awards will terminate immediately prior to the consummation of the corporate transaction. The plan’s administrator, in its discretion, may provide that outstanding awards will be assumed or an equivalent award substituted by a successor corporation. In general, a “corporate transaction” means (1) our liquidation or dissolution, (2) our merger or consolidation with or into another corporation as a result of which we are not the surviving corporation, or (3) a sale of all or substantially all of our assets.

     The Board of Directors may at any time amend, suspend, or terminate the plan. With specified exceptions, no amendment, suspension, or termination of the plan may adversely affect outstanding awards. No amendment, suspension, or termination of the plan requires shareholder approval unless such approval is required under applicable law or under the rules of the Nasdaq market system. Unless terminated earlier by the Board of Directors, the plan will terminate automatically in December 2011.

Comparison of Cumulative Total Returns

The following graph compares the performance of our common stock with the performance of the Nasdaq Market Index and the MG Food Producers Group Index* (“MGFPGI”) for approximately the 7.5-month period beginning on March 22, 2002 and ending October 31, 2002. In making this comparison, we have assumed an investment of $100 in Calavo Growers, Inc. common stock, the Nasdaq Market Index, and the MGFPGI as of March 22, 2002, the first day that our common shares began trading on the Over-the–Counter Bulletin Board. Since July 23, 2002, our shares have traded on the Nasdaq National Market. We have also assumed the reinvestment of all dividends.

Data Points

	3/22/02	3/28/02	4/30/02	5/31/02	6/30/02	7/31/02	8/31/02	9/30/02	10/31/02
CALAVO GROWERS, INC	100.00	105.07	130.43	101.45	102.90	116.67	105.80	100.00	107.39
MG GROUP INDEX	100.00	100.00	105.97	108.65	106.05	96.28	99.85	96.59	102.00
NASDAQ MARKET INDEX	100.00	100.00	91.65	87.84	79.82	72.43	71.74	64.06	72.73

ITEM 2- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

We have appointed Deloitte & Touche LLP as our independent accountants for the fiscal year ending October 31, 2003. Deloitte & Touche LLP has served as our independent accountants since 1986. Services provided to us by Deloitte & Touche LLP in fiscal 2002 included the examination of our consolidated financial statements, limited reviews of quarterly reports, statutory audits of foreign subsidiaries, audits of benefit plans, services related to filings with the Securities and Exchange Commission and consultations on various tax and accounting matters.

Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board of Directors recommends that shareholders vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for fiscal 2003.

In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit and Finance Committee.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

ADDITIONAL INFORMATION

Shareholder Proposals for the 2004 Annual Meeting. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2004 may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by our Corporate Secretary at the address indicated below no later than November 7, 2003. If notice of a shareholder proposal submitted outside the process of Rule 14a-8 is not received by our Corporate Secretary by January 22, 2004, the persons named in our proxy for the next annual meeting of shareholders will have discretionary authority to vote on the proposal in accordance with their best judgment.

Proxy Solicitation Costs. We have retained U.S. Stock Transfer Corporation to assist with the solicitation of proxies from shareholders of record for a fee of approximately, $10,000 plus expenses. We will also reimburse banks, brokers or other nominees for their costs of sending our proxy materials to beneficial owners. Directors, officers or other employees of ours may also solicit proxies from shareholders in person, by telephone, facsimile transmission or other electronic means of communication without additional compensation.

SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002, OTHER THAN EXHIBITS TO SUCH REPORT, UPON WRITTEN OR ORAL REQUEST TO CALAVO GROWERS, INC., 2530 RED HILL AVENUE, SANTA ANA, CALIFORNIA 92705, TELEPHONE (949) 833-4203, ATTENTION DONNA GAAB. THE COMPANY WILL ALSO FURNISH TO SUCH PERSONS A COPY OF ANY EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K FOR A FEE OF $.20 PER PAGE, PAYABLE IN ADVANCE. THIS FEE COVERS ONLY THE COMPANY’S REASONABLE EXPENSES IN FURNISHING THE EXHIBITS.

ANNEX A

AUDIT AND FINANCE COMMITTEE CHARTER
CALAVO GROWERS, INC.

     1.     Members. The Board of Directors of Calavo Growers, Inc. (the “Company”) shall appoint an Audit and Finance Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as chairperson. For purposes hereof, “independent” shall mean a director who meets the National Association of Securities Dealers, Inc. (“NASD”) definition of “independence.”

          Each member of the Company’s Audit and Finance Committee must be financially literate, and at least one member of the Audit and Finance Committee shall have accounting or related financial management expertise, both as provided in the NASD rules.

          2. Purposes, Duties and Responsibilities. The Audit and Finance Committee shall represent the Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and shall have general responsibility for surveillance of internal controls and accounting and audit activities of the Company and its subsidiaries. The Audit and Finance Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. Specifically, the Audit and Finance Committee shall:

          (a) Recommend to the Board of Directors, and evaluate, the firm of independent certified public accountants to be appointed as auditors of the Company, which firm shall be ultimately accountable to the Board of Directors through the Audit and Finance Committee.

          (b) Review and discuss with the outside auditors their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters and any reports of the outside auditors with respect to interim periods.

          (c) Review and discuss the written statement from the outside auditors concerning any relationships between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors and, based on such review, assess the independence of the outside auditors.

          (d) Review and discuss with management and the outside auditors the financial statements of the Company, including an analysis of the auditors’ judgment as to the quality of the Company’s accounting principles.

          (e) Recommend to the Board of Directors whether, based on the review and discussions described in paragraphs (b) through (d) above, the financial statements should be included in the Company’s Annual Report on Form 10-K.

          (f) Review and discuss with management and the outside auditors: (i) any material financial or non-financial arrangements of the Company which do not appear on the financial statements of the Company; and (ii) any transactions or arrangements with parties related to the Company that are significant in size or that involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Company’s financial statements.

          (g) Review and discuss with management and the outside auditors the adequacy of the Company’s internal controls and internal audit procedures.

          (h) Review and discuss with management and the outside auditors the accounting policies which may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

          (i) Establish policies and procedures for the engagement of the outside auditors to provide non-audit services, and consider whether the outside auditors’ performance of information technology and other non-audit services is compatible with the auditors’ independence.

          (j) Review material pending legal proceedings involving the Company and other contingent liabilities.

          (k) Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

          (l) Review the appropriateness of the Company’s Audit and Finance Committee Charter on an annual basis.

          3. Meetings. The Audit and Finance Committee shall meet as often as may be deemed necessary or appropriate in its judgment, either in person or telephonically. The Audit and Finance Committee shall meet in executive session with the outside auditors at least annually. The Audit and Finance Committee may create subcommittees who shall report to the full Board of Directors with respect to its meetings. A majority of the members of the Audit and Finance Committee shall constitute a quorum.

          4. Outside Advisors. The Audit and Finance Committee shall have the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist in the full performance of its functions.

          5. Investigations. The Audit and Finance Committee shall have the authority to conduct or authorize investigations into any matters within its scope of responsibilities and shall have the authority to retain outside advisors to assist it in the conduct of any investigation.

CALAVO GROWERS, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 14, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Lecil E. Cole and Roy V. Keenan, and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Calavo Growers, Inc. to be held at Calavo Growers, Inc. corporate headquarters on Monday April 14, 2003 at 1:00 p.m., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP. IF NO DIRECTION IS MADE, THE VOTING POWER GRANTED TO THE PROXIES INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXIES.

PLEASE SIGN AND DATE ON REVERSE SIDE

1. ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except to withhold authority to vote for any individual nominee or nominees, strike a line through the name(s) of the nominee(s) below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	* CUMULATIVE VOTING ELECTION

(INSTRUCTIONS: If your desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, mark the “CUMULATIVE VOTING ELECTION” box and indicate the number of votes that you would like to have cast FOR each nominee. The total of the votes you cast on this proxy may not exceed the number of shares you own times ten. For example, if you own 100 shares, you are entitled to cast 1,000 votes for director nominees. However, if you have cast your proxy for either of the above two choices, do not complete this table.)

Director Nominee Name	Number of Votes

Lecil E. Cole		Votes FOR

Michael D. Hause		Votes FOR

Donald M. Sanders		Votes FOR

Fred J. Ferrazzano		Votes FOR

Roy V. Keenan		Votes FOR

Alva V. Snider		Votes FOR

Scott Van Der Kar		Votes FOR

Dorcas H. McFarlane		Votes FOR

John M. Hunt		Votes FOR

J. Link Leavens		Votes FOR

Total Votes Cast:

2. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as independent accountants of Calavo Growers, Inc. for the year ending October 31, 2003.

3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of Calavo Growers,Inc. or the Board of Directors at the meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

I (WE) WILL	☐	WILL NOT	☐	ATTEND THE MEETING IN PERSON.

The undersigned hereby ratifies and confirms all that the attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying such notice

ADDRESS LABEL THIS SPACE MUST BE LEFT BLANK	Dated: ,2003 Signature

Signature

Please date this proxy and sign above exactly as your name appears on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustee, etc., should give their full titles.